COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the "Agreement") made the date as executed below by all parties hereto (the "Effective Date"), by and among Belmont Partners, LLC, a Virginia limited liability company with a principal address of 360 Main Street, Washington, VA 22747 ("Buyer"), Gordon and Stacey Clayton, individuals with a principal address 5449 Carnaby Place, Sechelt, British Columbia, Canada V0N 3A7 ("Claytons"), Susan and Ian Heathcote, individuals 6775 West Boulevard, Vancouver, British Columbia, Canada V6P 5R8 ("Heathcotes") (Claytons and Heathcotes each a "Seller" and collectively the "Sellers") and Find the World Interactive Inc., a corporation organized in the State of Delaware and a public vehicle traded under symbol "FNDW" (the "Company") (Buyer, Sellers, and Company each a "Party" and collectively the "Parties").

WITNESSETH

WHEREAS, the Company currently has four million six hundred thousand (4,600,000) shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding; and whereas Sellers collectively own a majority of the outstanding capital stock representing at least three million seventy-six thousand five hundred (3,076,500) shares (the "Stock"), and

WHEREAS, Sellers wish to sell and Buyer wishes to purchase the Stock from Sellers;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1. Agreement to Purchase and Sell

   a) Sellers will sell to Buyer and Buyer agrees to purchase the Stock of the Company for One Hundred Twenty Three Thousand and Seventy Nine and eighty-five one hundredths U.S. Dollars (US$123,079.85) (the "Purchase Price"), on or before November 12, 2009 (the "Closing"). Sellers hereby agree to sell all right, title and interest to any and all capital stock of the issue that hold, payable according to the terms and conditions set forth in Section 2 herein; and

2. Payment Terms and Appointment of Escrow Agent

   a) All of the parties hereto, do hereby appoint the Canadian law firm of:
      McClusky & Dalling, Barristers and Solicitors
      Corporate and Securities Law lawyers
      #810 - 675 W. Hastings Street, Vancouver, BC V6B 1N2

Buyer:
Sellers:
Company

Tel: (604) 689-4010 Fax (604) 684-2349

as escrow agent (the "Escrow Agent") to hold the Purchase Price (the "Escrowed Funds"), Stock and Stock power of attorney forms (the "Escrow Documents") and to distribute the Escrow Funds and Escrow Documents according to the terms of this Agreement. Without limiting the generality of the foregoing, and provided all of the Escrow Funds and Escrow Documents are deposited with the Escrow Agent prior to the Closing Date, the Escrow Agent is hereby authorized to distribute the Escrow Funds and Escrow Documents on the Closing Date without further direction from the parties hereto. If a party hereto sends a notice to the Escrow Agent before the closing date, objecting to the closing, the Escrow Agent is hereby authorized to return all Escrow Funds and Escrow Documents to the parties In this event, the Escrow Agent's fees shall be deducted from the Escrow Funds before their return to the Buyers

b) On or before the Closing: (i), Buyers shall deposit the Escrow Funds with the Escrow Agent and designate a person to accept delivery of the Stock and Stock power of attorney forms from the Escrow Agent; and (ii) Sellers shall deposit the Stock and Stock power of attorney forms with the Escrow Agent and designate a person to accept the Escrow Agent's trust cheques in payment of the Purchase Price.

The Escrow Agent's US dollar account details are as follows:

Name of account: Joanne McClusky
Royal Bank of Canada, 685 W. Hastings Street, Vancouver, BC V6B 1N9
Transit 06550
Account # 400-6227
Swiftcode ROYCCAT2

c) At Closing, the Escrow Agent's fees shall be paid by the sellers, according to their pro rata portion of the Escrow Funds

d) The parties hereto hereby indemnify and release the Escrow Agent from all claims and liabilities arising from this transaction except those claims arising from misconduct on the part of the Escrow Agent

e) The amount of the Escrow Funds to be paid to each seller is as follows:

Name	$ amount	% of Escrow Funds
Gordon Clayton	$36,867.05	29.95%
Stacey Clayton	$300	0.24%
Susan Heathcote	$300	0.24%
Ian Heathcote	$85,612.80	69.07%

Buyer:
Sellers:
Company:

3 Closing Documents and Closing

3.1 Closing Document and Deposits with Escrow Agent: On or before the Closing the Parties shall carry out the following

a) Buyer and Sellers shall exchange fully executed copies of this Agreement,

b) Sellers shall cause the Board of Directors of the Company to execute a resolution approving the terms of this Agreement and whereby all current directors resign and Buyer, or Buyer's designee, is appointed as the sole Director of the Company (the "Resolution").

c) Sellers shall deliver to the Buyer the resignations and Resolution required by (b) above to be dated as at the Closing Date and subject to the Closing of the Transaction contemplated by this Agreement;

d) Sellers shall deliver to the Escrow Agent the certificate(s) evidencing the Stock together with valid signed stock powers with signature guarantees together with all documents necessary to effectuate the transfer of the shares, including but not limited to a board resolution demonstrating signature authority if the shares are in the name of a legal entity

e) Sellers shall deliver to the Buyer fully executed documentation to completely effectuate the transfer of stock pursuant to this Agreement;

f) Sellers shall deliver to the Buyer true and correct copies of all of the Company's business, financial and corporate records including but not limited to: correspondence files including all correspondence with the Securities and Exchange Commission and the FINRA, bank statements, tax records, checkbooks, minutes of shareholder and directors meetings, financial statements to include a current balance sheet as of the date of Closing, shareholder listings, stock transfer records, agreements and contracts (collectively the "Records").

g) Buyer shall deliver the Escrow Funds to the Escrow Agent.

h) Before closing, the Sellers have agreed with the Buyer to change the Company's transfer agent from Computershare to Pacific Stock Transfer.

4 Representations and Warranties of Company and Sellers. Company and Sellers hereby represent and warrant to Buyer that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof, and shall be true and correct as of the Closing:

a) Title to Stock. Sellers have sole managerial and dispositive authority with respect to the Stock and have not granted any person a proxy that has not expired or been validly withdrawn. In addition, as of the date of Closing, there are no preferred shares issued and outstanding. The sale and delivery of the Stock to

Buyer
Sellers
Company

Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

b) Shareholder List. The shareholder list provided by Sellers to Buyer pursuant to Section 3(f) herein, shall be fully reconcilable with the current records of the Depository Trust & Clearing Corporation (the "DTC"). In addition, Sellers and Company represent and warrant that the Company has not at any time acted as its own transfer agent.

c) DTC Eligibility. Sellers and Company represent and warrant to Buyer that as of the Closing, Company's shares shall be fully eligible for deposit to DTC. Company and Sellers shall take any and all actions necessary to ensure such eligibility by the Closing.

d) Liabilities of the Company. The Company has no liability or liabilities that have not been previously disclosed to Buyer and included in Schedule A herein (the "Disclosed Liabilities"), and that are likely to have a Material Adverse Effect on the business or financial condition of the Company. For purposes of this Agreement, Material Adverse Effect shall mean any liability or liabilities of the Company as of the Closing which would require a payment by the Company in excess of Two Thousand Five Hundred U.S. dollars (US$2,500.00) in the aggregate. The Disclosed Liabilities shall become the exclusive responsibility of Sellers at Closing.

e) Liabilities to be assumed by Sellers at Closing. Sellers represent and warrant to Buyer that all liabilities referenced in Schedule A herein shall become the exclusive responsibility of Sellers at Closing.

f) Full Power and Authority. Sellers represent that they have full power and authority to enter into this Agreement, to transfer the Stock to the Buyer and to transfer control of the Company to the Buyer.

g) As of the date of Closing, the Company is duly organized and in good standing in the State of Delaware.

h) Warrants and Options. As of the date of Closing, the Company does not have any outstanding warrants and/or options except as stated in this Agreement.

i) Subsidiaries. As of the date of Closing, the Company does not have any subsidiaries.

j) Preferred Stock. Sellers and Company represent that Company has not issued any preferred stock or any other senior securities or debt instruments.

Buyer
Sellers
Company

k) Notes payable. Sellers and Company represent that Company has not issued any notes payable to any individual or entity except as stated in this Agreement.

l) Regulatory Filings. As of the date of Closing, the Company is current in all its requisite filing with the Securities and Exchange Commission (the "SEC") as required by the SEC Act of 1934. Additionally, Sellers represent and warrant to Buyer that they will provide to Buyer any and all documentation needed to file with the SEC the quarterly report due for the period ending September 30, 2009, including but not limited to audited financial statements.

m) Regulatory actions. Sellers and Company represent and warrant that neither the Company nor the Sellers, nor any of their respective affiliates or associates, or any person or entity that was previously acted as an affiliate or associate within the past twelve months has engaged in any breach of federal securities laws or any regulation promulgated thereunder or otherwise by the Securities and Exchange Commission, the FINRA, the FASB, or any other regulatory or self-regulatory organization whether domestic or foreign. Sellers and Company further warrant that neither Sellers nor Company is currently, nor has previously been at any time, the subject of any regulatory, legal, or equitable restraint or restriction including but not limited to any stop trade order, cease and desist order, or any other trading restrictions of any kind, nor has the company received any subpoenas or requests for information from any of the above mentioned regulatory bodies.

n) Sellers represent and warrant that they have been duly appointed as Directors of the Company and any and all other directors have previously resigned or been properly terminated. In addition, any and all officers of the Company have previously resigned. Before the Closing, Sellers and Company shall deliver to Buyer all documents necessary to demonstrate to all interested regulatory bodies and agencies Sellers' proper and lawful appointments to the Company's Board of Directors and any and all prior resignations and/or terminations of former Directors and officers.

o) To the extent Buyer, in its discretion, needs books, records, or other corporate documentation regarding the Company that is not in the possession of Sellers, or otherwise has not been delivered to Buyer, Sellers will reasonably cooperate with Buyer to obtain such books, records, and documentation.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers and Company that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof.

a) Exempt Transaction. Buyer understands that the offering and sale of the

Buyer:
Sellers:
Company:

Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act") and exempt from registration or qualification under any state law.

b) Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement.

c) Information Concerning the Company. Based upon Sellers and Company's prior disclosures to Buyer, in addition to Buyer's own due diligence with respect to the Company and its liabilities, Buyer believes it has enough information upon which to base an investment decision in the Stock.

d) Investment Experience. The Buyer understands that purchase of the Stock involves substantial risk. The Buyer

(i) has experience as a purchaser in securities of companies in the development stage and acknowledges that it can bear the economic risk of Buyer's investment in the Stock; and

(ii) has such knowledge and experience in financial, tax and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer's own interests in connection with the investment and to make an informed investment decision with respect thereto.

e) Restricted Securities. Buyer understands that the Stock is characterized as "restricted securities" under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

6. Remedies of Discrepancies. Should it be discovered that the shareholder list does not reconcile with the DTC as stipulated in Section 4(b) herein ("List Discrepancy"), and/or the Security and Exchange Commission ("SEC") finds that the provided resignations/terminations of the former board members and/or officers, as stipulated in Section 4(g) herein, are insufficient ("Resignation Discrepancy") (List Discrepancy and Resignation Discrepancy collectively the "Discrepancies"), and upon Sellers's receipt of Notification regarding the Discrepancies, Sellers shall take all actions necessary to cure the discrepancies within fifteen (15) business days from the date of Notification.

7. Termination. The Parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

8. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one

Buyer
Sellers
Company

and the same Agreement A telefaxed or electronic copy of this Agreement shall be deemed an original

10. Headings The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

11. Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

12. Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

13. Severability If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

15. Further Assurances. From and after the date of this Agreement, upon the request of any Party, the Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

16. Term. Survival. This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the Parties hereto have been fully performed, however Sections 4, 5, 6, 7, 21 and 22 shall survive this Agreement.

17. No Oral Representations No oral or written representations have been made other than or in addition to those stated in this Agreement as of the date of Closing. The Parties are not relying on any oral statements made by any other Party, their representatives or affiliates regarding this Agreement

18. Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a) if given by telecopier, when transmitted and the appropriate telephonic

Buyer
Sellers
Company

confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission.

b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 20

19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial [or other] Arbitration Rules [including the Optional Rules for Emergency Measures of Protection], and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

20. Insider Trading. The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company. The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date last written below.

[SIGNATURE PAGE TO FOLLOW]

Buyer
Sellers
Company

BUYER

BELMONT PARTNERS, LLC

By: Joseph Meuse, Managing Member
Date: 10/27/09

SUSAN HEATHCOTE

By: Susan Heathcote, Individual
Date: OCT 26/09

IAN HEATHCOTE

By: Ian Heathcote, Individual
Date: OCT 26/09

SELLERS

GORDON CLAYTON

By: Gordon Clayton, Individual
Date: OCT 26/09

STACEY CLAYTON

By: Stacey Clayton, Individual
Date: OCT 26/09

COMPANY

FIND THE WORLD INTERACTIVE, INC

By: Gordon Clayton, Director
Date: OCT 26/09

Buyer:
Sellers:
Company:

SCHEDULE A: Disclosed Liabilities to be paid by Sellers at Closing

2008 Annual Financial Statements to be filed with British Columbia Securities Commission with an auditor report that need to be prepared by a public accounting firm not registered with the Canadian Public Accountability Board (CPAB). $ 5,000.00

Buyer:
Sellers:
Company: